Exhibit 23



                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Central Bancorp, Inc.:


We consent to incorporation by reference in the Registration Statements on Form S-8 (333-71165, 333-87005 and 333-49264) of Central Bancorp, Inc. of our report, dated May 9, 2001, relating to the consolidated balance sheets of Central Bancorp, Inc. and subsidiary as of March 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 2001, which report is included herein.




                                                         /s/ KPMG LLP

Boston, Massachusetts
June 25, 2001